Income Statement

CONSOLIDATED BALANCE SHEET (Ch GAAP)
(Figures in thousands of Ch$ as of December 31, 2005)

ASSETS			2005	2004	LIABILITIES			2005	2004
			Ch$	Ch$				Ch$	Ch$
CURRENT ASSETS					CURRENT LIABILITIES
	Cash and banks		6,292,104	8,142,844		Banks and financial institutions - short-term		0	20,180,217
	Time deposits		84,968,946	55,051,695		Banks and financial institutions - current maturities		1,319,583	16,075,391
	Marketable securities		15,747,311	27,061,316		Promisory Notes		57,086,999	35,997,599
	Trade receivables		141,585,377	158,420,629		Debentures		111,373,292	79,148,971
	Notes receivable		3,362,837	4,727,488		Current maturities of other long-term liabilities		16,515	33,291
	Sundry debtors		13,173,376	23,448,700		Dividends payable		1,719,486	1,834,788
	Due from related companies		18,027,467	21,922,037		Accounts payable		84,252,768	73,750,775
	Inventories		2,808,747	6,638,749		Notes payable		8,781,487	43,736,847
	Refundable taxes		4,634,259	0		Due to related companies		27,501,420	28,963,154
	Prepaid expenses		2,601,348	3,250,494		Provisions		10,087,472	7,660,284
	Deferred taxes		11,685,444	14,760,545		Withholdings		12,325,502	16,082,858
	Other current assets		11,099,939	114,106,058		Income tax		0	28,302,913
						Unearned income		6,758,593	7,977,797
						Other current liabilities		4,828,635	1,154,803

		Total current assets	315,987,155	437,530,555			Total current liabilities	326,051,752	360,899,688

FIXED ASSETS					LONG-TERM LIABILITIES
	Land		27,279,904	27,288,397
	Construction and infrastructure works		196,963,976	196,516,539		Banks and financial institutions		320,150,450	352,511,549
	Machinery and equipment		3,246,876,306	3,224,360,009		Debentures		12,197,201	132,438,266
	Other fixed assets		258,490,450	266,841,599		Sundry creditors		25,478,768	2,257,850
	Technical revaluation		9,743,926	9,775,770		Provisions		35,336,836	30,308,000
	Less: accumulated depreciation		2,438,856,590	2,292,121,636		Deferred Taxes		58,362,926	58,028,266
		Fixed assets-net	1,300,497,972	1,432,660,678		Other long-term liabilities		4,011,665	4,367,360

							Total long term liabilities	455,537,846	579,911,291
					MINORITY INTEREST			1,635,731	1,689,947

OTHER ASSETS					EQUITY
	Investments in related companies		7,832,220	7,895,628
	Investments in other companies		4,093	4,093		Paid-in capital		912,692,729	912,692,729
	Goodwill		18,451,329	20,034,890		Other reserves		-1,751,241	-1,282,206
	Long-term debtors		15,383,918	18,068,691		Retained earnings:		14,633,535	108,915,847
	Intangibles		48,876,469	39,834,324			Prior years	0	50,563,380
	Amortization (less)		11,844,430	7,142,029			(Losses) Income for the period	25,183,320	322,847,306
	Other long-term assets		13,611,626	13,940,466			Interim dividend (less)	10,549,785	264,494,839

		Total other assets	92,315,225	92,636,063			Total equity	925,575,023	1,020,326,370

TOTAL ASSETS			1,708,800,352	1,962,827,296	TOTAL LIABILITIES AND EQUITY			1,708,800,352	1,962,827,296

Última actualización 28/01/06
Por Telefónica CTC Chile